                                                                   EXHIBIT 99.3

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Mrs. Fields' Original Cookies, Inc. and subsidiaries as of January 3, 1998 and January 2, 1999, and for the period from inception (September 18, 1996) to December 28, 1996, for the year ended January 3, 1998 and for the year ended January 2, 1999 beginning on page 26 and have issued our report thereon dated April 1, 1999. Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. Schedule II, "Valuation and Qualifying Accounts", is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic consolidated financial statements. This schedule has been subjected to the auditing procedures applied in the audits of the basic consolidated financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.



/s/ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP

Salt Lake City, Utah
April 1, 1999

                                                                    EXHIBIT 99.3

              MRS. FIELDS' ORIGINAL COOKIES, INC. AND SUBSIDIARIES
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS

                                                     Balance at
                                                      beginning                                       Balance at
                                                     of period         Additions       Deductions        end of
                                                                                                       period
------------------------------------------------------------------------------------------------------------------

 Allowance for Doubtful Accounts:
   Period from Inception (September
   18, 1996) through December 28, 1996                  $269,000        $106,000       $    -           $375,000
                                                        ==========      ==========     ============     ========

   Year Ended January 3, 1998                           $375,000        $494,000         $255,000       $614,000
                                                        ==========      ==========       ==========     ========

   Year Ended January 2, 1999                           $614,000        $816,000         $278,000     $1,152,000
                                                        ========        ========         ==========    ==========
 Store Closure and Other Reserve:
    Store Closure Reserve                               $5,060,000               -          305,000   $4,755,000
    Transaction Fee Accrual                              2,400,000               -        2,173,000      227,000
    Legal Accrual                                        1,250,000               -           53,000    1,197,000
    Lease Obligation Accrual                             1,200,000               -          174,000    1,026,000
    Finders' Fee Accrual                                   735,000               -                -      735,000
    Severance and Related Costs Accrual                    655,000               -          539,000      116,000
                                                         --------- ------------------     --------- --  -------
 Period from Inception (September
 18, 1996) through December 28, 1996                   $11,300,000     $     -           $3,244,000   $8,056,000
                                                  == =============   ============= ==  ============ ==  =========
    Store Closure Reserve                               $4,755,000      $3,395,000       $2,684,000   $5,466,000
    Transaction Fee Accrual                                227,000               -          227,000            -
    Legal Accrual                                        1,197,000               -          548,000      649,000
    Lease Obligation Accrual                             1,026,000               -          867,000      159,000
    Finders' Fee Accrual                                   735,000               -          735,000            -
    Severance and Related Costs Accrual                    116,000               -          116,000            -
                                                  --     --------- ------------------     --------- ------------
 Year Ended January 3, 1998                           $8,056,000      $3,395,000       $5,177,000     $6,274,000
                                                  ==  ============ == ============ ==  ============ ============ ==
    Store Closure Reserve                               $5,466,000     $11,103,000       $1,858,000  $14,711,000
    Transaction Fee Accrual                                      -               -                -            -
    Legal Accrual                                          649,000               -          267,000      382,000
    Lease Obligation Accrual                               159,000               -          159,000            -
    Finders' Fee Accrual                                         -               -                -            -
    Severance and Related Costs Accrual                          -               -                -            -
                                                  ---------------- -------------------------------  -------------
    Year Ended January 2, 1999                          $6,274,000     $11,103,000       $2,284,000  $15,093,000
                                                       ========== ==  =========== ==    ========== ============= ==
 Impairment Reserve (1):
   Stores to be Closed                                 $7,587,000          $    -         $854,000    $6,733,000
   Stores to be Franchised                              3,334,000                          215,000     3,119,000
                                                 --   ----------- --------------- ----   --------- -------------
   Period from Inception (September
      18, 1996) through December 28, 1996             $10,921,000     $     -           $1,069,000    $9,852,000
                                                  == =============   ============= ==  ============ ============ ==
   Stores to be Closed                                 $6,733,000      $1,423,000       $3,507,000    $4,649,000
   Stores to be Franchised                              3,119,000       1,077,000          492,000     3,704,000
                                                  --   ----------- --  ----------- ----   --------- -----------
   Year Ended January 3, 1998                          $9,852,000      $2,500,000       $3,999,000    $8,353,000
                                                  ==  ============ == ============ ==  ============ ============= ==
   Stores to be Closed                                 $4,643,000      $2,477,000       $2,115,000    $5,005,000
   Stores to be Franchised                              3,710,000         973,000        1,260,000     3,423,000
                                                         --------- ------  ------- ---    ---------     ---------
 Year Ended January 2, 1999                            $8,353,000      $3,450,000       $3,375,000    $8,428,000
                                                  ==    ========== ==   ========== ==    ========== ============= ==


(1) THE IMPAIRMENT RESERVE REDUCES THE CARRYING AMOUNTS OF PROPERTY AND EQUIPMENT AT STORES TO BE CLOSED TO ZERO AND THE CARRYING AMOUNTS OF PROPERTY AND EQUIPMENT AT STORES TO BE
         FRANCHISED TO NET REALIZABLE VALUE.